SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ____________________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 8, 1998


                                    Citicorp

               (Exact name of registrant as specified in charter)


       Delaware                         1-5738                06-1515595
(State or other jurisdiction  (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification Number)


399 Park Avenue, New York, New York                              10043
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number,
including area code:                                       (212) 559-1000


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Item 5. Other Events.

      At 12:01 a.m., Eastern time, on October 8, 1998 (the "Effective Time"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 5, 1998, between Travelers Group Inc., a Delaware corporation ("Travelers" or "Citigroup") and Citicorp, a Delaware corporation, as modified, Citicorp merged with and into Citi Merger Sub Inc. (the "Subsidiary"), a Delaware corporation and a wholly owned subsidiary of Travelers (the "Merger"). In connection with the Merger, the Subsidiary, which continued as the surviving corporation in the Merger, changed its name to Citicorp, and Travelers changed its name to Citigroup Inc. The Merger was a tax-free exchange.

      As a result of the Merger, (i) each issued and outstanding share of common stock, par value $1.00 per share, of Citicorp ("Citicorp Common Stock") was converted into the right to receive 2.5 shares of common stock, par value $.01 per share, of Citigroup ("Citigroup Common Stock"), with cash being paid in lieu of fractional shares of Citigroup Common Stock and (ii) each issued and outstanding share of preferred stock, without par value, of Citicorp ("Citicorp Preferred Stock"), of the series identified in the left-handed column below was converted into the right to receive one share of preferred stock, par value $1.00 per share, of Citigroup ("Citigroup Preferred Stock"), of the corresponding series identified in the right-hand column below:

                                          Series of Citigroup Preferred Stock
  Series of Citicorp Preferred Stock               Issued in Exchange
  ----------------------------------      -----------------------------------

Graduated Rate Cumulative                 Graduated Rate Cumulative
Preferred Stock, Series 8B                Preferred Stock, Series O

Adjustable Rate Cumulative                Adjustable Rate Cumulative
Preferred Stock, Series 18                Preferred Stock, Series Q

Adjustable Rate Cumulative                Adjustable Rate Cumulative
Preferred Stock, Series 19                Preferred Stock, Series R

8.30% Noncumulative Preferred             8.30% Noncumulative Preferred
Stock, Series 20                          Stock, Series S

8 1/2% Noncumulative Preferred            8 1/2% Noncumulative Preferred
Stock, Series 21                          Stock, Series T

7 3/4% Cumulative Preferred               7 3/4% Cumulative Preferred
Stock, Series 22                          Stock, Series U

Fixed/Adjustable Rate Cumulative          Fixed/Adjustable Rate Cumulative
Preferred Stock, Series 23                Preferred Stock, Series V


      Each share of each series of Citigroup Preferred Stock identified above, other than the Citigroup Series O Preferred Stock, will be represented by depositary shares, each representing a one-tenth interest in a share of the corresponding series of Citigroup Preferred Stock.

      As of the Effective Time, Paul J. Collins, Robert I. Lipp, Victor J. Menezes, John S. Reed, William R. Rhodes and H. Onno Ruding have been elected as the directors of Citicorp.

      As of October 8, 1998, the shares of Citicorp Common Stock held in treasury were retired, and the outstanding shares of Citicorp Common Stock and Citicorp Preferred Stock were converted as described above. The effect of these transactions is an elimination of Citicorp Common Stock and Citicorp Preferred Stock, with an offsetting adjustment to surplus, resulting in no change in the amount of Citicorp's total stockholders' equity. Following the Merger, Citicorp is authorized to issue 10,000 shares of common stock, par value $.01 each, of which 1,000 shares are outstanding and owned by Citigroup, and 1,000 shares of preferred stock, par value $1.00 each, of which none are outstanding. Citicorp's stock repurchase program was terminated immediately prior to consummation of the Merger.

      On October 8, 1998, Citigroup issued a press release, a copy of which is annexed hereto as Exhibit 99.01 and incorporated herein by reference.

      Certain of the statements contained in the press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Citigroup's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "are likely to be," and similar expressions. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets and interest rates; customer responsiveness to both new products and distribution channels; and competitive, regulatory, or tax changes that affect the cost of or demand for Citigroup's products.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits:

Exhibit No.    Description
-----------    -----------

99.01          Press Release dated October 8, 1998

                               SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        CITICORP
                                        (Registrant)


                                        By: /s/ Roger W. Trupin
                                            -------------------
                                            Roger W. Trupin
                                            Vice President
                                            and Controller


Dated: October 8, 1998